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                      [Kaynar Technologies Inc. Letterhead]





January 13, 1999



HAND DELIVERED





Boeing Commercial Airplane Group
Material Division
P.O. Box 3707
Seattle, Washington  98124-2207

Attention: Brian E. Schmidt

        Re:  GENERAL TERMS AGREEMENT NO. BCA-65751-029

Dear Mr. Schmidt:

        Kaynar Technologies Inc. ("KTI") has recently entered into a merger agreement with The Fairchild Corporation ("Fairchild"), and its wholly owned subsidiary, Dah-Dah, Inc. (the "Fairchild Sub"). Upon satisfaction of the conditions set forth in the merger agreement, the Fairchild Sub will merge into KTI and KTI will become a wholly owned subsidiary of Fairchild.

        KTI has previously entered into the General Terms Agreement, No. BCA-65751-029, dated as of September 20, 1996 (the "Agreement") with The Boeing Company ("Boeing"). This notice and request for consent is provided in accordance with sections 25.1 and 25.3 of the Agreement. In particular, we request that Boeing waive its right to exercise the license rights in the Licensed Property (as defined in the Agreement) under subsection 24.0(b) of the Agreement, a copy of which is attached hereto, as a result of the merger with the Fairchild Sub. We understand that the waiver (i) is conditioned upon the acquisition of Kaynar by Fairchild (or a subsidiary of Fairchild) on or before June, 1999, after which date the waiver will expire unless it has been extended in writing by an authorized representative of Boeing, and (ii) applies to subsection 24.0(b) only. To confirm your acknowledgment, and waiver with respect to the transactions contemplated by the merger agreement, please execute and return this document to my attention.



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        Your prompt attention to this matter would be greatly appreciated. If you need any additional information, please call me. Because we are in the process of completing a merger involving publicly traded corporations, we ask that you keep this request confidential.


                                            Very truly yours,

                                            /s/ Jordan A. Law

                                            Jordan A. Law
                                            Chairman and Chief Executive Officer


ACCEPTED AND AGREED:

THE BOEING COMPANY
by and through its division
Boeing Commercial Airplane Group


By: /S/ BRIAN E. SCHMIDT
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Name: BRIAN E. SCHMIDT
      -----------------------------
Title: CONTRACT ADMINISTRATOR
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